UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 13, 2019

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001‑35314	77‑0466366

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(Former Name or Former Address, if Changed Since Last Report)
(408) 636‑4500 (Registrant’s telephone number, including area code) (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).  Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement of Certain Officers.

The Compensation Committee of the Board of Directors of eGain Corporation (the “Company”) approved variable payouts for certain of its executive officers on December 13, 2019 in accordance with the Company’s executive compensation strategy. The variable payout amounts were for the fiscal year ended June 30, 2019 and consisted of $90,000 to each of Eric Smit, the Company’s Chief Financial Officer, and Promod Narang, the Company’s Senior Vice President of Products and Engineering.

In addition, for the fiscal year July 1, 2019 through June 30, 2020 the Compensation Committee approved increases in the annual base salary, as follows:

For Mr. Smit, a base salary increase to $310,000 (from $275,000);

For Mr. Narang, a base salary increase to $300,000 (from $275,000); and

For Todd Woodstra, the Company’s Senior Vice President of Global Sales, a base salary increase to $220,000 (from $210,000).

The target variable compensation for such officers remained unchanged for fiscal year 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G
Date: December 17, 2019		eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

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